UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

November 8, 2005

WORLD HEALTH ALTERNATIVES, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	0-51001	04-3613924
(State of or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Penn Center Blvd., Suite 111

Pittsburgh, PA 15235

(Address of Principal Executive Offices / Zip Code)

(412) 829-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

ITEM 1.01. Entry into a Material Definitive Agreement.

On November 2, 2005, World Health Alternatives, Inc. (the “Company”), and certain of its subsidiaries, entered into an amendment (the “Amendment”) to the Amended and Restated Forbearance and Modification Agreement (the “Revised Forbearance Agreement”), dated as of September 15, 2005, with CapitalSource Finance LLC (“CapitalSource”), the lender under its Revolving Credit Term Loan and Security Agreement dated February 14, 2005 (the “Credit Agreement”). Pursuant to the Amendment, CapitalSource has agreed until November 4, 2005 (the “Forbearance Termination Date”) to forbear exercising its rights and remedies under the Credit Agreement arising from the Company’s prior noncompliance with certain of the terms of the Credit Agreement. In addition, pursuant to the Amendment, the Company may no longer request a 30-day extension to the Revised Forbearance Agreement, and between the date of the Amendment and the Forbearance Termination Date, Advances under the Credit Agreement shall not exceed $4,081,000.

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 4, 2005, Alvarez and Marsal LLC withdrew as the restructuring firm assisting the Company. The Board of Directors appointed Conway Del Genio Gries & Co. LLC (“CDG”) as its restructuring advisor on November 4, 2005. On November 7, 2005, Robert P. Conway was appointed as the Chief Restructuring Officer and M. Benjamin Jones was appointed as the Restructuring Officer.

Mr. Conway co-founded CDG in 1998. Prior to founding CDG, Mr. Conway was with Ernst & Young LLP as the Chairman of Global Corporate Finance and the Managing Partner and National Director of Financial Advisory Services with overall responsibility for Restructuring and Reorganization, Corporate Finance, Valuation and Litigation Services. He has been advising clients on all aspects of corporate finance for more than 25 years as both banker and advisor.

Mr. Jones has been with CDG since 1998, and has been a Managing Director with CDG since 2003. Prior to joining CDG, Mr. Jones was a Manager with Ernst & Young LLP in the Corporate Finance Group where he specialized in providing financial advisory services to clients pursuing acquisitions, divestitures and capital raising activities. Mr. Jones holds a B.S. in Accounting with a concentration in finance from Wake Forest University, and has passed all parts of the Certified Public Accountant’s exam.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

10.1	Amendment to the Amended and Restated Forbearance and Modification Agreement, dated as of November 2, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WORLD HEALTH ALTERNATIVES, INC.

By:	/s/ Robert P. Conway
Robert P. Conway, Chief Restructuring Officer

Date: November 8, 2005